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                                                                    EXHIBIT 99.1

NEWS RELEASE


BROADCOM BUSINESS MEDIA CONTACTS              BROADCOM FINANCIAL ANALYST CONTACT
Bill Blanning or Eileen Algaze                William Ruehle
Corporate Communications Dept.                Vice President and
949-450-8700                                  Chief Financial Officer
blanning@broadcom.com                         949-450-8700
ealgaze@broadcom.com                          billr@broadcom.com


             BROADCOM COMPLETES ACQUISITION OF ALTIMA COMMUNICATIONS

IRVINE, Calif. - September 8, 2000 - Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling high speed broadband communications, today announced that it has completed the acquisition of Altima Communications, Inc.

Altima is a leading supplier of networking integrated circuits (ICs) for the small-to-medium business (SMB) networking market. Altima's product portfolio has been designed and optimized for the value-oriented SMB customer, with emphasis on low power, small footprint, and low system cost.

Broadcom plans to operate Altima as a wholly-owned subsidiary and to retain the Altima(TM) name for the SMB product line.

In connection with the acquisition, Broadcom issued an aggregate of 1,661,784 shares of its Class A Common Stock in exchange for all outstanding shares of Altima Preferred and Common Stock and reserved 875,111 additional shares of Class A Common Stock for issuance upon exercise of outstanding employee stock options of Altima. The share issuances were exempt from registration pursuant to section 3(a)(10) of the Securities Act of 1933, as amended. Portions of the shares issued will be held in escrow pursuant to the terms of the acquisition agreement as well as various employee share repurchase agreements.

The merger transaction will be accounted for under the purchase method of accounting. Broadcom expects to record a one-time write-off for purchased in-process research and development expenses related to the acquisition in its third fiscal quarter (ending September 30).



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In addition to the purchase consideration, Broadcom reserved 2,889,667 shares of its Class A Common Stock for future issuance to customers upon the exercise of outstanding Altima performance-based warrants that become exercisable upon satisfaction of certain customer purchase requirements.

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video, and data. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed local, metropolitan and wide area networks, home networking, Voice over Internet Protocol (VoIP), residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, digital subscriber lines (xDSL) and wireless communications. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of Altima Communications include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; the rate at which our present and future customers and end-users adopt Broadcom's technologies and products in the markets for Ethernet networking products; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; silicon


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wafer pricing and the availability of foundry and assembly capacity and raw materials; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of our product cost reduction efforts; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R), Altima and the pulse logo are trademarks of Broadcom Corporation and/or its subsidiaries in the United States and certain other countries. All other trademarks mentioned are the property of their respective owner.


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